UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 6, 2025

CREATIVE REALITIES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 102, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 791-8800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CREX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On November 6, 2025 (the “Refinancing Date”), Creative Realities, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) with the other loan parties signatory thereto (the “Loan Parties”), the financial institutions or other entities from time to time parties thereto (the “Lenders”), and First Merchants Bank, an Indiana bank, as Agent for the Lenders (“Agent”).

The Credit Agreement amends and restates in its entirety the existing credit agreement with Agent dated as of May 23, 2024, as amended. The Credit Agreement provides the Borrowers with a $36 million term loan (the “Term Loan”) and a $22.5 million revolving credit facility (the “Revolver”), subject to the terms and conditions set forth in the Credit Agreement. The Term Loan and Revolver are further subject to the terms of the Term Loan Promissory Notes and Revolving Credit Promissory Notes executed in favor of the Lenders on the Refinancing Date, forms of which are included as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K.

The Borrowers used a portion of the proceeds from the Term Loan to finance a portion of the purchase price for the CDM Acquisition (as defined below), and may use additional proceeds of the Term Loan and Revolver to refinance certain indebtedness of the Borrowers, for working capital and for other general corporate purposes.

The advance rate under the Revolver is 85% of the book value of the Borrowers’ eligible accounts, plus 60% of the book value of Borrower’s eligible inventory, less certain accounts payable and reserves.

The credit facility matures on November 6, 2028, subject to any earlier default under the Credit Agreement (the “Maturity Date”). The Revolver and Term Loan accrue interest at floating rates equal to the 1-month Term SOFR, plus 0.11%, plus a floating margin ranging from 2.75% to 3.25% and 3.00% to 3.50%, respectively, that adjusts quarterly, depending upon the Borrowers’ Senior Funded Debt to Adjusted EBITDA Ratio (as defined in the Credit Agreement). The floating margins are determined as follows:

Senior Funded Debt to Adjusted EBITDA Ratio	Floating Margin— Revolver	Floating Margin— Term Loan
< 2.50x	2.75%	3.00%
≥ 2.50x	3.25%	3.50%

The credit facility is fully guaranteed by the Company’s wholly owned subsidiary, Creative Realities Canada, Inc, an Ontario corporation (the “Guarantor), pursuant to a guarantee (the “Guaranty”). The credit facility is secured by all assets of the Borrowers and the Guarantor pursuant to amended and restated security agreements executed by the Borrowers and/or the Guarantor, as applicable (collectively, the “Security Agreements”).

The Credit Agreement requires the Borrowers to comply with certain financial covenants on a quarterly basis related to their collective Fixed Charge Coverage Ratio and Senior Funded Debt to EBITDA Ratio (each as defined in the Credit Agreement). The Credit Agreement includes certain restrictive covenants and, among other things and subject to certain exceptions and qualifications, limits the Loan Parties’ and any of their subsidiaries ability to: (i) make certain restricted payments, (ii) enter into agreements that create liens other than liens securing the credit facility and related documents, and certain other permitted liens, (iii) incur or guarantee additional indebtedness, (iv) engage in liquidations, mergers or amalgamations, (v) dispose of certain assets, and (vi) engage in certain transactions with affiliates. The Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default.

In the ordinary course of its business, Agent has performed and may continue to perform commercial banking and financial services for the Borrowers for which they have received and will continue to receive customary fees and expenses.

The foregoing descriptions of the Credit Agreement, the Term Loan Promissory Notes, the Revolving Credit Promissory Notes, the Security Agreements and Guaranty are not complete descriptions and are qualified in their entireties by reference to the full text of such documents filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Securities Offering

Closing of Securities Purchase Agreement

As previously disclosed, on October 15, 2025, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with North Run Strategic Opportunities Fund I, LP (the “Lead Investor”) and NR-SOF I (Co-Invest I), LP (together with the Lead Investor, the “Buyers”), pursuant to which the Company agreed to sell to the Buyers in a private placement (the “Offering”), for an aggregate gross purchase price of $30.0 million, an aggregate of 30,000 shares of a newly established series of preferred stock, par value $0.01 per share, to be designated as Series A Convertible Preferred Stock (the “Preferred Shares”), which have a stated value of $1,000 per share (the “Stated Value”). Each Preferred Share is convertible at the option of the holder into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (“Conversion Shares”) at a rate (the “Conversion Rate”) calculated by dividing (i) the Stated Value plus an amount per share equal to dividends accrued and unpaid through the date of determination (the “Liquidation Preference”), by (ii) by a conversion price of $3.00, subject to customary adjustment in the event of stock splits, stock dividends, and similar events (the “Conversion Price”), and subject to the Beneficial Ownership Limitation and the Exchange Cap limitation described below.

The closing of the Offering occurred on November 6, 2025. The Company used net proceeds from the Offering to pay a portion of the purchase price for the CDM Acquisition (as defined in Item 2.01 below).

The foregoing description of the Securities Purchase Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 16, 2025, and is incorporated herein by reference.

Voting Agreements

A holder’s ability to convert and vote its Preferred Shares are subject to certain limitations. Under the Beneficial Ownership Limitation (as such term is defined in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”)), no holder of Preferred Shares may acquire Conversion Shares if the issuance thereof would result in the converting holder or its affiliates beneficially owning in excess of 19.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to the issuance. Under the Exchange Cap limitation (as such term is defined in the Certificate of Designations), the total number of Conversion Shares issuable upon conversion of outstanding Preferred Shares, when added to all Conversion Shares previously issued upon prior conversions, may not exceed 2,102,734 shares, which represents 19.99% of the Company’s issued and outstanding Common Stock immediately prior to entering into the Securities Purchase Agreement. If the Company obtains shareholder approval to issue shares of Common Stock in excess of the conversion limitations, as required by applicable Nasdaq Listing Rules, a holder of Preferred Shares may elect for the Exchange Cap to cease to apply to the holder’s Preferred Shares, which election will become effective 61 days after the election. A holder of Preferred Shares, upon written notice to the Company, may decrease (and thereafter increase) the Beneficial Ownership Limitation; provided that the Beneficial Ownership Limitation in no event exceeds 19.99%, or, if such shareholder approval is obtained, 49.99%. Under the Securities Purchase Agreement, the Company has agreed to call and hold, not later than 90 days after the closing of the Offering, an annual or special meeting of shareholders to approve the issuance of Conversion Shares in excess of the Exchange Cap limitation and to increase the maximum Beneficial Ownership Limitation percentage to 49.99%. In connection with the closing of the Offering, each director and certain key employees of the Company (including the Company’s executive officers) entered into voting agreements (the “Voting Agreements”) under which each such person agreed to vote his or her shares of Common Stock in favor of such approval.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the terms of the Voting Agreements, a form of which is attached hereto as Exhibit 10.7 and incorporated herein by reference.

Registration Rights Agreement

In connection with the closing of the Offering, on November 6, 2025, the Company and the Buyers entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a resale registration statement with respect to the resale of the Conversion Shares not later than 45 calendar days following the execution of the Registration Rights Agreement, and to use its reasonable best efforts to cause such resale registration statement to be declared effective by the SEC as soon as practicable, but in any event no later than 75 calendar days following the execution of the Registration Rights Agreement (or, in the event of a “full review” by the SEC, the 90th calendar day following the execution of the Registration Rights Agreement).

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by the terms of the Registration Rights Agreement filed as Exhibit 10.8 hereto, which is incorporated herein by reference.

Item 2.01         Completion of Acquisition or Disposition of Assets.

As the Company previously disclosed, on October 15, 2025, the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with its wholly owned subsidiary, 1001372953 Ontario Inc., an Ontario corporation and Cineplex Entertainment Limited Partnership, a Manitoba limited partnership (“Cineplex”) to acquire DDC Group International, Inc., an Ontario corporation and wholly owned subsidiary of Cineplex (“DDC”). DDC is the parent company of its wholly owned subsidiary, Cineplex Digital Media Inc., an Ontario corporation (“CDM”), and CDM’s wholly owned subsidiary, Cineplex Digital Media US Inc., a Delaware corporation (“CDMUS”). In this report, DDC, CDM and CDMUS are collectively referred to as the “CDM Business,” and such acquisition is referred to as the “CDM Acquisition.”

On November 7, 2025, the parties consummated the transactions contemplated by the Share Purchase Agreement. Upon the terms and conditions of the Share Purchase Agreement, at the closing of the CDM Acquisition, the Company (indirectly through 1001372953 Ontario Inc.) acquired ownership of all of the issued and outstanding capital shares of DDC for a total purchase price of approximately CAD$70,000,000, subject to customary purchase price adjustments (the “Purchase Price”).

The Company used proceeds of the Offering, the Term Loan, the Revolver to pay the Purchase Price, repay all obligations owing under the prior credit agreement, and transaction expenses related to the foregoing, including placement agent fees incurred in the Offering.

Audited historical financial information for the operations comprising the CDM Business, together with pro forma financial information, will be made publicly available as required by applicable Securities and Exchange Commission (“SEC”) rules and regulations.

The foregoing description of the Share Purchase Agreement and the CDM Acquisition is not a complete description thereof and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 16, 2025, and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On November 12, 2025, Creative Realities, Inc. issued a press release announcing its financial condition and results of operations for the three and nine months ended September 30, 2025. A copy of the press release is furnished as Exhibit 99.1. The information in this Item 2.02, including the information contained in the press release furnished as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K under "Amended and Restated Credit Agreement" is hereby incorporated by reference into this Item 2.03.

Item 3.02.         Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K under "Securities Offering" is hereby incorporated by reference into this Item 3.02. On October 15, 2025, the Company entered into the Securities Purchase Agreement, pursuant to which the Company agreed to sell, upon the terms and conditions set forth therein, the Preferred Shares (together with the Conversion Shares issuable upon conversion thereof) to the Buyers in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D (Rule 506) promulgated thereunder (and corresponding provisions of state securities laws). The closing of the Offering occurred on November 6, 2025. Because the securities issued in the Offering, including the Conversion Shares, have not been registered under the Securities Act, until registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

Item 3.03.         Material Modification to Rights of Security Holders

On November 6, 2025, in connection with the closing of the Offering, the Company filed the Certificate of Designations with the Minnesota Secretary of State, which established the designations, preferences, powers and rights of the Preferred Shares. The Certificate of Designations became effective upon filing. A summary of such designations, preferences, powers and rights is below.

Ranking; Liquidation. The Preferred Shares rank senior to the Common Stock as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Upon a liquidation, dissolution or winding up of the Company, the holders of Preferred Shares will be entitled to receive in cash, before any amount is paid to the holders of Common Stock (or any other capital stock of the Company ranking junior to the Series A Preferred Stock in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company), an amount per Preferred Share equal to the greater of (i) the Liquidation Preference (as defined below), or (ii) such amount per share as would have been payable had all Preferred Shares been converted into Common Stock immediately prior to such liquidation, dissolution or winding up.

Dividends. The Preferred Shares accrue dividends for a period of five years from and after the issuance date (the “Guaranteed Term”) at a rate of 5.25% per year on the Stated Value, which will be payable in cash only at the Company’s option beginning upon expiration of the Guaranteed Term. Such dividends accrue daily and compound on a quarterly basis from the issuance date. To the extent that, during the Guaranteed Term, (i) the Company undergoes any liquidation, dissolution, winding up, or “Fundamental Transaction” (as defined in the Certificate of Designations), or (ii) the Company elects to effect a Mandatory Conversion (as defined below) (each, a “Make Whole Event”), then, immediately prior to the effective time of such Make Whole Event, the amount of dividends accrued on the Preferred Shares will automatically be increased by an amount equal to any additional dividends that would have otherwise accrued on the Preferred Shares between the date of the Make Whole Event and the end of the Guaranteed Term (the “Make Whole Payment”), and the dividends will thereafter cease to accrue. In addition, holders of Preferred Shares will participate with the holders of Common Stock on an as-converted basis (without regard to any limitations or restrictions on conversion) to the extent any dividends are declared on the Common Stock.

Conversion

Optional Conversion. Each Preferred Share is convertible at the option of the holder from and after the date of issuance into Conversion Shares at the Conversion Rate calculated by dividing (i) the Stated Value plus an amount per share equal to dividends accrued and unpaid through the date of determination (including, if applicable, any Make Whole Payment) (the “Liquidation Preference”), by (ii) by the Conversion Price of $3.00, subject to the Beneficial Ownership Limitation and the Exchange Cap limitation described below.

Mandatory Conversion. After the three year anniversary of the issuance date, if on any date (x) the Company’s EBITDA (as defined in the Certificate of Designations) for the four consecutive calendar quarters immediately preceding such date equals or exceeds $30.0 million, (y) the Net Debt Leverage Ratio (as defined in the Certificate of Designations) of the Company as of such date is less than 1.5X, and (z) the closing price of the Common Stock on its principal trading market equals or exceeds 300% of the then-applicable Conversion Price for 45 trading days during any 60 consecutive trading day period, the Company will have the right to cause the conversion of all of the outstanding Preferred Shares into Conversion Shares at the Conversion Rate (such conversion being a “Mandatory Conversion”)

Beneficial Ownership Limitation and Exchange Cap Limitation.  A holder’s ability to convert and vote its Preferred Shares is subject to a Beneficial Ownership Limitation and an Exchange Cap limitation as described under Item 1.01 above under the caption “Voting Agreements,” which description is incorporated herein by reference.

Redemption. The Preferred Shares are subject to automatic redemption for cash upon a “Fundamental Transaction” by the Company, which includes a merger, sale of all or substantially all the assets of the Company, recapitalization, or the sale by the Company of shares resulting in more than 50% ownership by a person or group. In such event, the redemption price would be equal to the greater of (i) the Liquidation Preference or (ii) the consideration per share of Common Stock in the Fundamental Transaction (or, in the event of a Fundamental Transaction in which consideration does not consist solely of cash, the volume-weighted average price of the Common Stock immediately preceding the closing of the Fundamental Transaction).

Voting. Holders of Preferred Shares generally are entitled to vote on an as-converted basis with holders of the Common Stock, subject to the Beneficial Ownership Limitation and the Exchange Cap limitations, on all matters on which holders of Common Stock are entitled to vote, voting together with the Common Stock as a single class, and are otherwise entitled to such voting rights as required by applicable law. Pursuant to the Nasdaq Listing Rules, however, North Run and its affiliates are not currently permitted to vote any Preferred Shares they hold, or any shares of Conversion Shares they hold as a result of the conversion of Preferred Shares, on any proposal to remove the Exchange Cap and to permit the increase of the Beneficial Ownership Limitation to up to 49.99%.

Protective Provisions. For so long as the Lead Investor and its affiliates beneficially own at least 20% of the Conversion Shares underlying the Preferred Shares, the Company may not take any of the following actions without the Lead Investor’s consent:

●
create, authorize, or issue any capital stock that rank senior to or pari passu with the Preferred Shares, or increase the authorized number of shares of Preferred Shares or any additional class or series of capital stock that ranks senior to or pari passu with the Preferred Shares;

●	incur debt that would result in the ratio of debt to EBITDA of the Company for preceding twelve calendar months exceeding 2.5:1;

●	purchase or redeem, or pay or declare any dividend on shares of capital stock other than redemptions of or dividends on the Preferred Shares;

●	complete an acquisition (other than the CDM Acquisition) with consideration above $5.0 million;

●	enter into, renew, extend or be a party to certain related party transactions; or

●	amend, alter or repeal any provision of the Company’s articles of incorporation or bylaws in a manner that adversely affects the rights, powers and preferences of the Preferred Shares.

The foregoing description of the Certificate of Designations is not complete and is qualified in its entirety by the terms of the Certificate of Designations attached as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Directors

Effective November 7, 2025, and in connection with the closing of the Offering and in accordance with requirements under the Securities Purchase Agreement, the Board of Directors of the Company (the “Board”) approved an increase in the size of the Board from four to seven directors, and appointed each of Thomas B. Ellis, Michael Bosco, as designees of the Buyer designated as the Lead Investor under the Securities Purchase Agreement, to the Board to fill two of the resulting vacancies. Each of Messrs. Bosco and Ellis is affiliated with the Buyers.

Pursuant to the Securities Purchase Agreement, the Company agreed to provide the Lead Investor with continuing director designation rights based on the Lead Investor and its affiliates’ beneficial ownership of Common Stock on an as-converted basis. The director designation right will be limited to one Board designee at such time as the Lead Investor and its affiliates cease to beneficially own at least 15% of the Company’s outstanding shares of Common Stock on an as-converted basis, and the designation right will cease to exist if such beneficial ownership threshold falls below 5%.

In addition to the appointment of Messrs. Ellis and Bosco, the Board also appointed Dan McGrath, Chief Operating Officer of Cineplex Entertainment LP, to fill the remaining vacancy and serve as the seventh director of the Company.

See the disclosures set forth in Item 1.01 above under the caption “Securities Offering” for information required by Item 404(a) of Regulation S-K, which disclosure is incorporated by reference into this Item 5.02.

Executive Compensation

On November 10, 2025, the Compensation Committee of the Board of Directors approved a transaction bonus in the amount of $270,000 payable to Richard Mills, Chief Executive Officer, for his services in connection with the Credit Agreement, Offering and CDM Acquisition.

Item 5.03.         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information concerning the Certificate of Designations and the terms, rights, obligations and preferences of the Preferred Shares set forth under Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 5.08.         Shareholder Director Nominations.

The Company expects to hold its 2025 Annual Meeting of Shareholders (the “Annual Meeting”) on Monday, December 29, 2025. Additional details about the Annual Meeting will be set forth in the Company’s definitive proxy statement for the Annual Meeting to be filed with the U.S. Securities and Exchange Commission (the “SEC”) and distributed to Company’s shareholders as of the record date for the Annual Meeting.

Because the scheduled date of the Annual Meeting is more than 30 days from the anniversary date of the 2024 Annual Meeting of Shareholders, the Company has set a deadline for the receipt of shareholder proposals and director nominations by shareholders submitted in connection with the Annual Meeting. In order for a shareholder proposal or director nomination by a shareholder submitted pursuant to applicable SEC rules and the Company’s Amended and Restated Bylaws (the “Bylaws”) to be considered timely for inclusion in the Company’s proxy statement and form of proxy for the Annual Meeting, such proposal or nomination must be received by the Company at its principal executive office no later than November 19, 2025, which the Company has determined is a reasonable time before the Company plans to begin printing and mailing its proxy materials for the Annual Meeting. Shareholders must also comply with the procedures and requirements set forth in applicable SEC rules and the Bylaws, including with respect to the subject matter of the proposal. The November 19, 2025 deadline will also apply in determining whether notice of a shareholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c)(1) of the Exchange Act.

The address of the Company’s principal executive office is c/o Richard Mills, Chief Executive Officer, 13100 Magisterial Drive, Suite 102, Louisville, KY 40223.

Item 9.01.         Financial Statement and Exhibits.

(a)         Financial statements of businesses acquired

The Company intends to file the financial information relating to the CDM Acquisition required by this Item 9.01(a) by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(b)         Pro forma financial information

The Company intends to file the pro forma financial information relating to the CDM Acquisition required by this Item 9.01(b) by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(d)         Exhibits

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock
10.1*
Amended and Restated Credit Agreement dated as of November 6, 2025 by and among the registrant, Allure Global Solutions, Inc., Reflect Systems, Inc., Cineplex Digital Media US Inc., 1001372953 Ontario Inc., Cineplex Digital Media, Inc., the other Loan Parties signatory thereto, as Loan Parties, the financial institutions or other entities from time to time parties hereto, each as a Lender, and First Merchants Bank, an Indiana bank, as Agent for the Lenders

10.2	Form of Term Loan Promissory Note
10.3	Form of Revolving Credit Promissory Note
10.4*
Amended and Restated Security Agreement dated as of November 6, 2025 by and among the registrant, Allure Global Solutions, Reflect Systems, Cineplex Digital Media US Inc., and First Merchants Bank, as agent for and on behalf of the Lenders

10.5
Amended and Restated Security Agreement dated as of November 6, 2025 by and among Creative Realities Canada, Inc., 1001372953 Ontario Inc., DDC Group International Inc., Cineplex Digital Media Inc. and First Merchants Bank, as agent for and on behalf of the Lenders

10.6	Amended and Restated Canadian Guarantee dated as of November 6, 2025 by Creative Realities Canada, Inc. in favor of First Merchants Bank, as agent for and on behalf of the Lenders
10.7	Form of Voting Agreement by and between the registrant and each of the executive officers and directors of the registrant
10.8*	Registration Rights Agreement dated as of November 6, 2025, by and between the registrant and the Buyers listed therein
99.1	Press release dated November 12, 2025
99.2	Press release dated November 7, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) and/or 601(b)(10)(iv) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act, for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2025

Creative Realities, Inc

By:	/s/ Richard Mills
Richard Mills
Chief Executive Officer and interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock
10.1*
Amended and Restated Credit Agreement dated as of November 6, 2025 by and among the registrant, Allure Global Solutions, Inc., Reflect Systems, Inc., Cineplex Digital Media US Inc., 1001372953 Ontario Inc., Cineplex Digital Media, Inc., the other Loan Parties signatory thereto, as Loan Parties, the financial institutions or other entities from time to time parties hereto, each as a Lender, and First Merchants Bank, an Indiana bank, as Agent for the Lenders

10.2	Form of Term Loan Promissory Note
10.3	Form of Revolving Credit Promissory Note
10.4*
Amended and Restated Security Agreement dated as of November 6, 2025 by and among the registrant, Allure Global Solutions, Reflect Systems, Cineplex Digital Media US Inc., and First Merchants Bank, as agent for and on behalf of the Lenders

10.5
Amended and Restated Security Agreement dated as of November 6, 2025 by and among Creative Realities Canada, Inc., 1001372953 Ontario Inc., DDC Group International Inc., Cineplex Digital Media Inc. and First Merchants Bank, as agent for and on behalf of the Lenders

10.6	Amended and Restated Canadian Guarantee dated as of November 6, 2025 by Creative Realities Canada, Inc. in favor of First Merchants Bank, as agent for and on behalf of the Lenders
10.7	Form of Voting Agreement by and between the registrant and each of the executive officers and directors of the registrant
10.8*	Registration Rights Agreement dated as of November 6, 2025, by and between the registrant and the Buyers listed therein
99.1	Press release dated November 12, 2025
99.2	Press release dated November 7, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) and/or 601(b)(10)(iv) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act, for any exhibits or schedules so furnished.